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                                                                  EXHIBIT 21

                      SUBSIDIARIES OF REGISTRANT

            Name of Subsidiary             Incorporated Under Laws of

Barzon, Inc.                                      Delaware
Fibro Tambor, S.A. de C.V.                        Mexico
Great Lakes Corrugated Corp.                      Ohio
Greif Bros. Corporation of Ohio, Inc.             Delaware
Greif Bros. Service Corp.                         Delaware
Greif Containers Inc.                             Canada
Soterra LLC                                       Delaware
Tainer Transport, Inc.                            Delaware
Trend Pak, Inc.                                   Ohio